UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2016

BANKRATE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35206	65-0423422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

477 Madison Avenue, Suite 430

New York, New York 10022

(Address of principal executive offices)

(917)  368-8600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This filing amends Item 2.02 of the Current Report on Form 8-K filed February 24, 2016 by Bankrate, Inc. (the “Company”) regarding its results of operations and financial condition for the quarter and year ended December 31, 2015.

Item 2.02Results of Operations and Financial Condition.

On February 24,  2016,  the Company issued a press release announcing its financial and operating results for the fourth quarter of 2015 and for the fiscal year ended December 31, 2015 (the “Press Release”). The financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”) filed with the Securities and Exchange Commission on March 9, 2016 includes the following corrections to our net income from continuing operations and our net income (loss) from discontinued operations from the amounts reported in the Press Release (dollar amounts in thousands):

•

For the three months ended December 31, 2014 and 2015, the Press Release reported net income from continuing operations of $9,889 and $4,307, respectively.  The corrected amounts are $10,596 and $4,879, respectively.

•

For the three months ended December 31, 2014 and 2015, the Press Release reported net income from discontinued operations of $414 and $466, respectively.  The corrected amounts are net losses of $(293) and $(107), respectively.

•

For the year ended December 31, 2014 and 2015, the Press Release reported net income from continuing operations of $5,368 and $14,974, respectively.  The corrected amounts are $7,940 and $17,653, respectively.

•

For the year ended December 31, 2014 and 2015, the Press Release reported net loss from discontinued operations of $(196) and $(28,320), respectively.  The corrected amounts are net losses of $(2,768) and $(30,999), respectively.

There was no change to the total net income (loss) in any of these periods from the amounts reported in the Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Date: March 10, 2016	BANKRATE, INC.
	By:	/s/ Steven D. Barnhart
Steven D. Barnhart SVP, Chief Financial Officer